UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

10 Glenville Street
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 769-8056
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           The annual meeting of the shareholders of the Company was held on June 12, 2012.

(b)           At the meeting, the shareholders:

·	elected all five nominees for Director on the Company's Board of Directors; and
·
approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock at the discretion of the Board of Directors at a ratio not less than 1-for-2 and not more than 1-for-15

The following are the final voting results for each of the seven items voted on at the meeting.

1.           Election of Directors:

	Shares For	Shares Against	Non-Votes
Edward E. Barr	17,210,480	1,668,817	15,792,743
Daniel S. Ebenstein	15,800,016	3,079,281	15,792,743
Stanley E. Freimuth	18,664,307	214,990	15,792,743
Steven N. Rappaport	18,600,783	278,514	15,792,743
Donald C. Waite, III	17,238,468	1,640,829	15,792,743

2.          Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock at the discretion of the Board of Directors at a ratio not less than 1-for-2 and not more than 1-for-15:

For	31,728,866
Against	2,862,625
Abstain	80,549

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: June 18, 2012	/s/ James R. Van Horn
James R. Van Horn Senior Vice President, CAO, General Counsel and Secretary